UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 3, 2020

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-110025	74-2719343
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1990 Wittington Place
Farmers Branch, Texas 75234
(Address of principal executive offices, including zip code)

(972) 243-7443
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2020, the Board of Directors (the “Board”) of Monitronics International, Inc. (the “Company”), on recommendation of the Compensation Committee of the Board (the “Committee”), (i) adopted the Monitronics International, Inc. 2020 Incentive Award Plan (the “Plan”), pursuant to which the Company may grant cash, equity and equity-based incentive awards to eligible service providers in order to attract, motivate and retain the talent for which the Company competes, and (ii) approved the grant of time-based and performance-based restricted stock unit awards covering shares of our common stock (“RSUs”) under the Plan (collectively, the “RSU Awards”) to certain of the Company’s named executive officers (the “Executives”). The material terms and conditions of the Plan and the RSU Awards are summarized below.

2020 Incentive Award Plan

Eligibility and Shares Available. The Plan provides for the grant of non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents and other stock or cash based awards (collectively, “awards”). Non-employee directors of the Company, as well as employees and consultants of the Company or its subsidiaries (collectively, “participants”) are eligible to receive awards under the Plan. The Plan authorizes the issuance of 2,500,000 shares of common stock. Subject to certain limitations, the following shares will be added back to the share limit: shares covered by awards granted under the Plan that are forfeited, expire or lapse, or are repurchased for or settled in cash, and shares tendered or withheld to cover any exercise or purchase price of an award and/or tax withholding. Shares issued pursuant to awards under the Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares. In no event will the sum of the compensation of, including the aggregate grant date fair value (determined under ASC Topic 718, or any successor thereto) of all awards granted to, a non-employee director, for services as a director of the Board during any fiscal year of the Company exceed $700,000.

Administration. The Plan will be administered by the Committee (or, with respect to awards granted to non-employee directors of the Company, by the full Board). The administrator of the Plan (the “Administrator”) or its delegate has the authority to determine which service providers receive awards and to set the terms and conditions applicable to the awards within the confines of the Plan’s terms. The Administrator has the authority to make all determinations and interpretations under, and adopt rules and guidelines for the administration of, the Plan.

Awards. The Plan also contains provisions with respect to the payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. All awards under the Plan will be evidenced by award agreements, which will detail the terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Certain awards under the Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code which may impose additional requirements on the terms and conditions of such awards.

Amendment. The Plan may be amended, suspended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of a participant. The Plan will expire on August 3, 2030.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 and incorporated by reference in this Current Report on Form 8-K.

Executive RSU Awards

General. Pursuant to the RSU Awards granted to the Executives under the Plan, 70% of the RSUs subject thereto will vest based on performance (the “Performance-Based RSUs”) and the remaining 30% of such RSUs will vest based on the Executive’s continued service with the Company (the “Time-Based RSUs”). Each RSU represents a contractual right to receive one share of our common stock in respect of each RSU that fully vests and becomes payable in accordance with its terms. The number of RSUs granted to each Executive is specified in the table below.

Named Executive Officers	Total Performance-Based RSUs	Total Time-Based RSUs
William Niles,	175,000	75,000
Interim Chief Executive Officer
Fred Graffam,	175,000	75,000
EVP, Chief Financial Officer

Dividend Equivalents. The RSU Awards are granted in tandem with dividend equivalents, which entitle the Executives to the cash value of any dividends that would have been paid on the shares of common stock corresponding to such RSUs during the period following the grant date and ending on the date in which such corresponding RSUs are settled in shares of our common stock.

Vesting, Payment and Forfeiture. The RSU Awards will vest and cease to be subject to forfeiture as set forth below, subject to the Executive’s continued compliance with any restrictive covenants applicable to the Executive. RSUs that vest will be paid within 75 days following a change in control of the Company.

Performance-Based RSUs. Upon a change in control of the Company, each Executive is eligible to performance vest in a number of Performance-Based RSUs ranging from 0% to 100% of the total Performance-Based RSUs granted, based on the attainment of predetermined equity values of the Company, as a multiple on invested capital (the “Equity Values”) at the time of a change in control of the Company. Any Performance-Based RSUs that become performance-vested in accordance with the foregoing will, in connection with the change in control, become fully vested subject to the Executive’s continued service with the Company until immediately prior to the change in control. If, however, the minimum Equity Value is not achieved at the time of the change in control, all of the Performance-Based RSUs will be cancelled and forfeited at such time.

Time-Based RSUs. The Time-Based RSUs are eligible to vest as follows, subject to the Executive’s continued service through the applicable vesting date: (i) 20% of such RSUs on August 30, 2020 and (ii) 80% of such remaining RSUs in 48 substantially equal installments on each monthly anniversary of thereafter, such that 100% of such RSUs will be fully vested on August 30, 2024. If any Time-Based RSUs are unvested at the time of a change in control of the Company, such RSUs will automatically accelerate and vest in full, subject to the Executive’s continued service with the Company until immediately prior such change in control.

Terminations of Employment. Except as otherwise described below, if an Executive’s service terminates for any reason prior to a change in control of the Company, any then-outstanding Performance-Based RSUs and any then-outstanding and unvested Time-Based RSUs will be cancelled and forfeited by the Executive.

Performance-Based RSUs. Upon a termination of an Executive’s service with the Company without “cause,” by the Executive for “good reason,” or due to the Executive’s death or “disability” (each such term as defined in the applicable award agreement) (collectively, a “qualifying termination”), (i) the Executive’s Performance-Based RSUs will remain outstanding and eligible to vest on a change in control during the five-year period immediately following the date of such termination based on the achievement of applicable performance goals, and (ii) the number of any performance-vested Performance-Based RSUs that vest in full upon the change in control will be determined on a pro rata basis based on the number of days the Executive was employed from August 30, 2019 through the date of the change in control. Any Performance-Based RSUs that do not vest in accordance with the foregoing will be cancelled and forfeited by the Executive. If a change in control of the Company does not occur on or within the five-year period immediately following the date of an Executive’s qualifying termination, the Performance-Based RSUs will automatically be cancelled and forfeited on the fifth anniversary of the Executive’s qualifying termination.

Time-Based RSUs. If an Executive experiences a qualifying termination, any then-unvested Time-Based RSUs will vest with respect to a number of Time-Based RSUs that would have vested during the 12-month period immediately following the date of such termination had the Executive remained in continuous service with the Company during such period.

The treatment of the RSU Awards upon certain qualifying terminations of service, as described above, is subject to the Executive’s timely execution and non-revocation of a general release of claims against the Company, and the execution of and continued compliance with any restrictive covenants applicable to the Executive.

The foregoing description of the RSU Awards is qualified in its entirety by reference to the full text of the award agreements, the forms of which are filed as Exhibits 10.2 and 10.3 and incorporated by reference in this Current Report on Form 8-K.

Fred Graffam Employment Agreement

In addition, on August 6, 2020, the Committee approved, and the Company entered into, an amended and restated employment agreement with Fred Graffam (the “Employment Agreement”) that provides for his continued employment with the Company as the Company’s Executive Vice President, Assistant Secretary and Chief Financial Officer. The Employment Agreement supersedes and replaces the prior employment agreement between the Company and Mr. Graffam, dated as of July 14, 2017, in its entirety, and revises such prior employment agreement in the following material respects.

Under the Employment Agreement, Mr. Graffam’s annual base salary will equal $442,000 and his target annual bonus will equal 75% of his annual base salary. In addition, Mr. Graffam will be entitled to receive reimbursement of up to $10,000 in legal expenses actually incurred in connection with the drafting and negotiation of the Employment Agreement.

Pursuant to the Graffam Employment Agreement, if the Company terminates Mr. Graffam’s employment without “cause” or if Mr. Graffam resigns for “good reason” (each, as defined in the Employment Agreement), Mr. Graffam is entitled to receive (i) a lump sum cash payment in an amount equal to two times the sum of (x) his annual base salary plus (y) his target bonus, (ii) any annual bonus earned during the year prior to the year in which such termination occurred (to the extent unpaid as of the termination date), and (iii) up to 12 months of COBRA reimbursement at the same levels as in effect on the termination date. The severance described above is subject to Mr. Graffam’s timely execution and non-revocation of a general release of claims against the Company, and the continued compliance with the non-competition and non-solicitation covenants set forth in the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Report:

Exhibit No.	Description
10.1
Monitronics International, Inc. 2020 Incentive Award Plan, dated July 29, 2020 (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 29, 2020).

10.2
Form of Time-Based Restricted Stock Unit Award Agreement under Monitronics International, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 29, 2020).

10.3
Form of Performance-Based Restricted Stock Unit Award Agreement under Monitronics International, Inc. 2020 Incentive Award Plan (incorporated by reference to Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on July 29, 2020).

10.4	Employment Agreement, dated August 6, 2020, by and between Fred Graffam and Monitronics International, Inc.*

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2020

MONITRONICS INTERNATIONAL, INC.

By:	/s/ Fred A. Graffam
	Name:	Fred A. Graffam
	Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary

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